UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
___________________________________

Date of Report (Date of earliest event reported): July 13, 2026
Klaviyo, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-41806 (Commission File Number)	46-0989964 (IRS Employer Identification Number)
125 Summer Street, 6th Floor, Boston, MA		02110
(Address of Principal Executive Offices)		(Zip Code)

(617) 213-1788
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Series A common stock, par value $0.001 per share	KVYO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2026, the Board of Directors (the “Board”) of Klaviyo, Inc. (the “Company”) appointed Erica Smith as the Company’s Chief Financial Officer and principal financial and accounting officer, effective as of Ms. Smith’s commencement of employment with the Company, currently set for September 1, 2026 (the “Effective Date”).

Prior to joining Klaviyo, Ms. Smith, age 53, served as the Chief Financial Officer of CyberArk Software Ltd. (formerly NASDAQ: CYBR) (“CyberArk”), an identity security company, from January 2025 until February 2026, when CyberArk was acquired by Palo Alto Networks, Inc. (NASDAQ: PANW). Ms. Smith also held various other finance leadership positions at CyberArk from October 2015 to December 2024. Prior to joining CyberArk, Ms. Smith was Vice President of Investor Relations for Demandware Inc. (formerly NYSE: DWRE), an e-commerce software company, from 2011 to 2015. Prior to that, Ms. Smith held various investor relations, corporate communications and finance positions at leading companies including Boston Private Financial Holdings, Inc., a financial services firm, Network Engines Inc., a technology company, StorageNetworks, Inc., a technology company, Sharon Merrill Associates, an investor relations firm, and Lehman Brothers Holdings Inc., a financial services firm. Ms. Smith holds a B.A. in Economics from the College of the Holy Cross.

In connection with her appointment, the Company entered into an employment agreement with Ms. Smith (the “Agreement”). The Agreement does not have a specific term and provides that Ms. Smith will serve as an at-will employee. Pursuant to the Agreement, Ms. Smith will have (i) an annual base salary of $550,000 and (ii) a target annual cash bonus opportunity of 50% of her annual base salary.

Ms. Smith will also receive a grant of time-based restricted stock units with an initial equity value of $15,000,000 (the “RSUs”). The RSUs will vest in sixteen quarterly installments, subject to Ms. Smith’s continued service with the Company through the applicable vesting date.

Additionally, Ms. Smith will receive a grant of performance stock units with an initial equity value of $3,000,000 (the “PSUs”). The PSUs will vest in up to three tranches over a measurement period lasting until February 15, 2029, subject to the achievement of specified performance targets tied to the trading price of the Company’s Series A common stock and Ms. Smith’s continued service with the Company through the applicable vesting date. Each tranche of PSUs will vest only if the average closing price of the Company’s Series A common stock for a period of at least sixty consecutive calendar days is at or above a specified dollar value during the applicable measurement period. The stock price targets for tranches 1 through 3 are $30.00, $50.00, and $75.00 per share, respectively, subject to proportionate adjustment in the event of any stock split or other similar change in the Company’s capital stock.

Pursuant to the Agreement, Ms. Smith is entitled to certain payments and benefits on termination of employment or upon a termination in connection with a change in control. In the event Ms. Smith’s employment is terminated by the Company without cause or by Ms. Smith for good reason, she will be entitled to certain severance benefits consisting of a lump sum cash payment equal to the sum of her then-current base salary and target annual cash bonus opportunity, and certain health continuation benefits.

Additionally, in the event Ms. Smith’s employment is terminated by the Company without cause or by Ms. Smith for good reason, in each case within the three months prior to or twelve months following a change in control of the Company, all of Ms. Smith’s then outstanding and unvested stock-based awards that are subject solely to time-based vesting, including her RSUs, will become fully vested upon the date of such termination or, if later, upon the change in control. With respect to Ms. Smith’s PSUs, and subject to Ms. Smith’s continued service through the closing of the change in control, to the extent that a performance target is met for any tranche of the PSUs during any applicable measurement period and the closing of the change in control occurs thereafter but prior to the vesting date for the applicable tranche(s), the vesting of the applicable tranche(s) shall occur on the closing of the change in control. In addition, to the extent that a performance target is met for any tranche of the PSUs during any applicable measurement period and Ms. Smith’s employment is terminated by the Company without cause or by Ms. Smith for good reason thereafter but prior to the vesting date for the applicable tranche(s), the vesting of the applicable tranche(s) shall occur on the date of such termination.

There are no family relationships between Ms. Smith and any director or executive officer of the Company that would require disclosure under Item 401(d) of Regulation S-K and no transactions involving Ms. Smith that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Ms. Smith entered into the Company’s standard form of indemnification agreement, which is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 25, 2023 (File No. 333-274211).

In connection with Ms. Smith’s appointment, Amanda Whalen, the Company’s current Chief Financial Officer, has agreed to continue to serve as Chief Financial Officer through the Effective Date. Following the Effective Date, Ms. Whalen’s employment with the Company will end on September 4, 2026, and she will move into an advisory role through November 16, 2026 to support a smooth transition.
Item 7.01 - Regulation FD Disclosure.

On July 13, 2026, the Company issued a press release announcing Ms. Smith’s appointment as Chief Financial Officer. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1. The information in the press release attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1*	Employment Agreement, dated July 3, 2026, by and between Klaviyo, Inc. and Erica Smith.
99.1	Press Release issued by Klaviyo, Inc. dated July 13, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*Indicates a management contract or any compensatory plan, contract or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 13th day of July, 2026.

KLAVIYO, INC.

By:	/s/ Amanda Whalen
Name:	Amanda Whalen
Title:	Chief Financial Officer